SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

              PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported)   June 5, 1996


                           ALTEON INC.
        (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)


170 Williams Drive, Ramsey, New Jersey                      07446
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000



  (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

     The following events pertaining to Alteon Inc. (the "Company") occurred on the dates indicated below.

I. On June 10, 1996 the Company and Hoechst Marion Roussel, Inc. ("HMRI") issued a joint press release relating to the termination of the collaborative relationship between HMRI and the Company.
     "HOECHST MARION ROUSSEL AND ALTEON TO END COLLABORATION -Alteon to Regain All Right to Pimagedine and Core Technology-

"Kansas City, Missouri, and Ramsey, New Jersey, June 10, 1996 - Hoechst Marion Roussel, Inc. and Alteon Inc. (Nasdaq: ALTN) announced today they have ended their collaboration and that Alteon has regained all rights granted to Hoechst Marion Roussel covering Alteon's core technology. This includes pimagedine, which is in Phase III clinical trials for diabetic nephropathy.

"Hoechst Marion Roussel's decision to withdraw from the collaboration, following a 60-day transition period, is a result of their continuing prioritization of the company's new product pipeline.

"Pimagedine, and selected future A.G.E. (Advanced Glycosylation End-Products) - related products, were licensed to Marion Merrell Dow, Inc. in 1990 prior to Hoechst's acquisition of the company in 1995. The agreement included a research and development collaboration, funding for pimagedine's clinical development, and an arrangement for the joint promotion and sale of the product in the US, Canada and Western Europe.

"Pimagedine is currently in five clinical trials, including two pivotal multi-center Phase III trials in over 100 centers in the US and Canada. ACTION I, A Clinical Trial In Overt Nephropathy in insulin-dependent or Type I diabetics, is nearing complete enrollment of the required 660 patients. Alteon will assume full responsibility for continuation of these trials until a new partnership is secured.

"'In creating Hoechst Marion Roussel from three predecessor organizations, we are rigorously streamlining our research and development efforts -- internal and external -- to make the most of available financial resources,' said Dr. Thomas Hofstaetter, senior vice president, global business development/new technologies, Hoechst Marion Roussel. 'This was a difficult decision, but we felt it was best to allow Alteon to pursue other opportunities. We wish Alteon well in the development of pimagedine and their diabetic portfolio.'

"'Our relationship with Hoechst Marion Roussel has been very productive and we are disappointed by their decision,' said James
J. Mauzey, Chairman and Chief Executive Officer of Alteon. 'However, we understand the financial objectives associated with the recent acquisition and respect Hoechst Marion Roussel's need to meet these objectives. In addition, it is important to note we have had significant interest in both our technology and pimagedine from other pharmaceutical companies. Given Hoechst Marion Roussel's decision, we can now take these conversations to a very serious level.'

"Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. The Company is actively developing its lead compound, pimagedine, to inhibit or block abnormal glucose/protein complexes (A.G.E.s) that lead to diabetic complications such as kidney disease and dyslipidemia. Five clinical trials evaluating pimagedine as a treatment for complications of diabetes are currently under way, including two pivotal Phase III clinical trials for diabetic kidney disease being conducted at more than 100 North American clinical sites. In addition, Alteon is pursuing potential indications of pimagedine for the treatment of stroke, inflammatory bowel disease and certain skin conditions, and is investigating the possible applications of its A.G.E. technology in age-related diseases such as Alzheimer's disease.

"Hoechst Marion Roussel, a world leader in pharmaceutical-based healthcare, is dedicated to extending and enhancing human life through the discovery, development, manufacture and sale of pharmaceutical products. Hoechst Marion Roussel is a member of the Hoechst Group."

II. On June 5, 1996 the Company issued a press release relating to the appointment of Robert N. Butler, M.D. to the Board of Directors.

     "ALTEON APPOINTS ROBERT N. BUTLER TO BOARD OF DIRECTORS

"Ramsey, N.J., June 5, 1996 -- Alteon Inc. (Nasdaq: ALTN) announced today the appointment of Robert N. Butler, M.D., to the Company's Board of Directors, filling a vacancy and bringing the number of Board members to eight. Dr. Butler was a founding director of the National Institute of Aging of the National Institutes of Health (1975-1982) and is currently director of the International Longevity Center. He is world renowned for his advocacy of the medical and social needs of the elderly.

"Dr. Butler's early research helped establish the fact that senility is not inevitable with aging, but is, instead, a consequence of disease. At the National Institute of Aging he identified Alzheimer's Disease as a national research priority. In addition, Dr. Butler helped found the Alzheimer's Disease Association, the American Association of Geriatric Psychiatry, the American Federation for Aging Research and the Alliance for Aging Research. He has been a frequent advisor to the World Health Organization.

"Dr. Butler is editor-in-chief of Geriatrics, a journal for primary care physicians. In 1976, he was recipient of the Pulitzer Prize in the non-fiction category for Why Survive? Being Old in America.

"'Alteon is proud to appoint Dr. Butler to our Board, and we do so with great enthusiasm and respect,' said James J. Mauzey, Chairman and Chief Executive Officer. 'Dr. Butler's guidance will be invaluable to Alteon as we focus our research effort on Alzheimer's disease and other age-related diseases.'

"'I welcome this opportunity,' said Dr. Butler. 'Glycosylation of proteins is an important area of investigation and of likely therapeutic opportunities in diabetes and aging.'

"Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. The Company is actively developing its lead compound, pimagedine, to inhibit or block abnormal glucose/protein complexes (A.G.E.s) that lead to diabetic complications such as kidney disease and dyslipdemia. Five clinical trials evaluating pimagedine as a treatment for complications of diabetes are currently underway, including two pivotal Phase III clinical trials for diabetic kidney disease being conducted at more than 100 North Americana clinical sites. In addition, Alteon is pursuing potential indications of pimagedine for the treatment of stroke, inflammatory bowel disease and certain skin conditions, and in investigating the possible applications of its A.G.E. technology in age-related diseases as Alzheimer's disease."

                              # # #

III. On June 9, 1996 Alteon Inc. issued a press release relating to the discovery of new class of glucose lowering drugs for diabetes.


      "ALTEON DISCOVERS NEW CLASS OF GLUCOSE LOWERING DRUGS
                           FOR DIABETES

    -- Drugs are Orally Available; Also Reduce Lipid Levels --


"San Francisco, June 9, 1996 -- Alteon (Nasdaq: ALTN) announced today the discovery of a novel class of orally available compounds that significantly lowers blood glucose and free fatty acid levels in animal models of Type II diabetes. This research is being presented in a series of posters and abstracts at the American Diabetes Association Meeting in San Francisco, which is currently under way.

"This novel class of drugs, collectively called the Glucose
Lowering Agents (GLA) series, is comprised of a lead compound, ALT-4000, and several analogs. The GLA class is chemically distinct from, and has a different mechanism of action than, the glitazone compounds, a class of compounds that has been the focus of many pharmaceutical companies because of its beneficial effects on glucose and triglyceride levels. Alteon's GLA series exhibits these similar therapeutic effects yet does not exhibit toxicities that also have been associated with the glitazone compounds.

"As described in the abstracts, ALT-4000 produced a significant glucose lowering effect when administered to diabetic mice as compared to placebo controls. Fasting glucose levels were also significantly lower in the treatment group. Analysis of plasma lipids suggested that the regulation of fat metabolism leads to improved glucose utilization and may be an important feature in the mechanism of action for this class of compounds. In vitro tests supported this theory.

"'These research results are very encouraging,' said James J. Mauzey, Chairman and Chief Executive Officer. 'We look forward to further corroborating this preclinical data and focusing our efforts on selecting the best candidate compound for development.'

"Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. The Company is actively developing its lead compound, pimagedine, to inhibit or block abnormal glucose/protein complexes, A.G.E.s, that lead to diabetic complications such as kidney disease and dyslipidemia. Five clinical trials evaluating pimagedine as a treatment for complications of diabetes are currently under way, including two pivotal Phase III clinical trials for diabetic kidney disease being conducted at more than 100 North American clinical sites. In addition, Alteon is pursuing potential indications of pimagedine for the treatment of stroke, inflammatory bowel disease and certain skin conditions, and is investigating the possible applications of its A.G.E. technology in age-related diseases such as Alzheimer's disease."
                              # # #

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Alteon Inc.


                              By:  /s/ James J. Mauzey
                                   -----------------------
                                   James J. Mauzey
                                   Chairman and
                                   Chief Executive Officer


Date: June 28, 1996